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                                                                     Exhibit 5.1

                       [Sullivan & Cromwell letterhead]


                                                                January 15, 2002




Key3Media Group, Inc.,
   5700 Wilshire Boulevard, Suite 325,
      Los Angeles, CA 90036.

Dear Sirs:

                In connection with the registration under the Securities Act of 1933 (the "Act") of 29,370,693 shares (the "Securities") of Common Stock, par value $0.01 per share, of Key3Media Group, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Securities that are issued and outstanding as of the date of this opinion and the other Securities that are issuable upon conversion or exchange of
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Key3Media Group, Inc.                                                   -2-


other securities of the Company, when they are so issued in accordance with the terms of such securities, will be validly issued, fully paid and nonassessable.
                The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
                We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Description of Common Stock We May Offer" and "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                        Very truly yours,

                                                   /s/ Sullivan & Cromwell